SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                     ---------------------------------------

                                   FORM 8-K/A


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                          Date of Report: April 5, 1999
                                          -------------


                         MARKETING SERVICES GROUP, INC.
                         ------------------------------
               (Exact name of Registrant as specified in charter)


        Nevada                      0-16730               88-0085608
        ------                      -------               ----------
    (State or other               (Commission          (I.R.S. Employer
     jurisdiction of               File No.)           Identification No.)
     incorporation)



                               333 Seventh Avenue
                            New York, New York 10001
                            ------------------------
                    (Address of Principal Executive Offices)


                                 212/594-7688
                                 ------------
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets
---------------------------------------------

On January 15, 1999, Marketing Services Group, Inc. ("MSGI") entered into a stock purchase agreement effective January 1, 1999 to acquire all of the issued and outstanding capital stock (the "Shares") of Stevens-Knox and Associates, Inc., Stevens-Knox List Brokerage, Inc. and Stevens-Knox International, Inc. (collectively "SKA") from Ralph Stevens (the "Seller"). In consideration of the purchase of the Shares and other transactions contemplated in the agreement, the Seller received the aggregate sum of $3,000,000. The agreement includes an earnout payment of up to $1,000,000 a year for each year beginning July 1st and ending June 30th for the years of 2000, 2001 and 2002, adjustable forward to apply to the next fiscal year if no earn out payment is due for one such year. The earn out payments are contingent upon (a) SKA meeting targeted earnings before interest and taxes and (b) targeted billings of MSGI subsidiaries and affiliates for electronic data processing services for clients originally introduced by SKA. The earnout payments shall be paid in shares of MSGI Common Stock, provided, however, that Seller may elect to receive up to twenty-five
(25) percent of each earnout payment in cash, or, with the written consent of the Chief Executive Officer of MSGI, Seller may elect to receive up to fifty
(50) percent of earnout payment in cash. In addition, the Seller is entitled to receive $500,000 in stock as consideration for the Shares, in the event that actual billings of MSGI Subsidiaries and affiliates for electronic data processing services for clients originally introduced by SKA exceeds targeted billings for the period February 1, 1999 through January 31, 2000.

SKA is a leading list management and brokerage firm based in New York and London. Its clientele are segregated into four main industries: catalog marketing (40%), publishing (30%), business-to-business (12%) and general consumer (8%).



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

(a) Financial Statements of Businesses Acquired (included herein):

  (i)    Independent  Auditor's  Report,  dated March 12, 1999
  (ii)   Combined  Balance Sheet as of December 31, 1997
  (iii)  Combined  Statement of  Operations for the Year Ended December 31, 1997
  (iv)   Combined Statement of Cash Flows for the Year Ended December 31, 1997
  (v)    Combined Statement of Stockholders' Deficit for the Year Ended
          December 31, 1997
  (vi)   Combined Balance Sheet as of September 30, 1998
  (vii)  Combined Statement of Operations for the Nine Months Ended
          September 30, 1998
  (viii) Combined Statement of Cash Flows for the Nine Months Ended
          September 30, 1998
  (ix)   Statement of Stockholders'  Deficit for the Nine Months Ended
          September 30, 1998


(b) Unaudited Pro Forma Condensed Combined Financial Information
     (included herein)

  (i)    Pro Forma Condensed Combined Balance Sheet as of September 30, 1998
  (ii) Pro Forma Condensed Combined Statement of Operations for the Three Months Ended September 30, 1998
  (iii) Pro Forma Condensed Combined Statement of Operations for the Year Ended June 30, 1998
  (iv)   Notes to Pro Forma Condensed Combined Financial Statements

(c) Exhibits previously filed February 1, 1999:

  2.1 Stock Purchase Agreement among Marketing Services Group, Inc., and Ralph Stevens

  10.1 Form of Employment Agreement by and among Marketing Services Group, Inc. and Ralph Stevens

  20.1   Press  Release  dated January 22, 1999
  20.2   Press Release dated January 26, 1999

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               MARKETING SERVICES GROUP, INC.

Date: April 5, 1999            By:    /s/ Cindy H. Hill
      -------------                   --------------------------
                               Title: Chief Financial Officer

                 STEVENS-KNOX & ASSOCIATES, INC. AND AFFILIATES

                          COMBINED FINANCIAL STATEMENTS

                 As of and for the year ended December 31, 1997

                        Report of Independent Accountants


To the Boards of Directors of Stevens-Knox & Associates, Inc., Stevens-Knox List Brokerage Inc., and Stevens-Knox International, Inc.:

In our opinion, the accompanying combined balance sheet and the related combined statement of operations, stockholders' deficit and cash flows present fairly, in all material respects, the financial position of Stevens-Knox & Associates, Inc., and affiliates at December 31, 1997 and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for the opinion expressed above.




/s/PricewaterhouseCoopers LLP


New York, New York
March 12, 1999

                 STEVENS-KNOX & ASSOCIATES, INC. AND AFFILIATES

                             COMBINED BALANCE SHEET

At December 31,


ASSETS                                                              1997
                                                                    ----
Current assets:
  Cash and cash equivalents                                    $      309
  Accounts receivable, net of allowance for
      doubtful accounts of $309,582                            11,249,258
  Marketable securities                                           341,140
  Prepaid expenses and other current assets                        21,704
                                                               ----------

         Total current assets                                  11,612,411

Fixed assets, net                                                  83,397
Related party loans and advances                                   47,820
Security deposits                                                  64,376
                                                               ----------

         Total assets                                         $11,808,004
                                                              ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                            $11,872,517
  Accrued expenses and other                                      627,016
  Current portion of long-term debt                               324,245
  Corporate income taxes payable                                  380,068
                                                              -----------

         Total current liabilities                             13,203,846

Long-term debt                                                    176,519
                                                              -----------

         Total liabilities                                     13,380,365

Commitments and contingencies (Note 3)

Stockholders' deficiency:
Common stock                                                        2,332
Additional paid-in-capital                                        575,477
Treasury stock - 1,499 shares at cost                            (619,564)
Accumulated deficit                                            (1,530,606)
                                                               ----------

         Total liabilities and stockholders' deficiency       $11,808,004
                                                              ===========


The accompanying notes are an integral part of these combined financial statements.

                STEVENS-KNOX & ASSOCIATES, INC. AND AFFILIATES

                       COMBINED STATEMENT OF OPERATIONS


As of  December 31,
                                                                  1997
                                                                  ----

Revenues                                                      $33,016,047

Cost of sales                                                  27,407,403
                                                               ----------

       Gross profit                                             5,608,644
                                                               ----------

Operating Expenses:
  Compensation and related costs                                3,565,081
  Advertising and promotion                                       855,757
  Occupancy costs                                                 284,969
  Computer costs and expenses                                     117,838
  General and administrative                                      667,399
  Depreciation and amortization                                    58,924
                                                               ----------

       Total operating expenses                                 5,549,968
                                                               ----------

Income before other income (expense), net                          58,676

Other income (expense), net                                         6,903
                                                               ----------

Income before income taxes                                         65,579

Corporate income taxes                                             20,224
                                                               ----------

Net income                                                       $ 45,355
                                                               ==========



The accompanying notes are an integral part of these combined financial statements.

                 STEVENS-KNOX & ASSOCIATES, INC. AND AFFILIATES

                        COMBINED STATEMENT OF CASH FLOWS


For the year ended December 31, 1997

                                                                    1997
                                                                     ----

Cash Flows from Operating Activities:
  Net loss                                                      $   45,355
  Adjustments to reconcile net income to net
     cash provided by operating activities:
      Provision for doubtful accounts                              106,726
      Depreciation and amortization                                 58,924
      Changes in operating assets and liabilities:
      Decrease (increase) in assets:
        Accounts receivable                                       (689,369)
        Prepaid expenses and advances                               20,599
        Security deposits                                             (250)
      Increase (decrease) in liabilities:
        Accounts payable                                           599,498
        Accrued expenses                                            71,851
        Corporate income taxes payable                              (3,663)
                                                                    ------

  Net cash provided by operating activities                        209,671
                                                                   -------

Cash Flows from Investing Activities:
  Increase in marketable securities                               (181,487)
  Purchase of fixed assets                                        (133,445)
                                                                 ---------

  Net cash used in investing activities                           (314,932)
                                                                  --------

Cash Flows from Financing Activities:
  Related party loans and advances                                  68,099
  Reduction of long-term debt                                      (10,556)
  Dividends paid to preferred stockholders                         (35,815)
  Preferred stock redemption premiums                              (24,700)
                                                                   -------

  Net cash used by financing activities                             (2,972)
                                                                  --------

Net decrease in cash                                              (108,233)

Cash - beginning of year                                           108,542
                                                                   -------

Cash - end of year                                              $      309
                                                                ==========

Supplementary  disclosures of cash flow  information:
 Cash paid during the year for interest                           $ 68,775
 Cash paid during the year for income taxes                       $ 19,015


The accompanying notes are an integral part of these combined financial statements.

                 STEVENS-KNOX & ASSOCIATES, INC. AND AFFILIATES

                   COMBINED STATEMENT OF STOCKHOLDERS' DEFECIT


For the year ended December 31, 1997


                                         Stock              Additional
                                         -----               Paid-in         Treasury      Accumulated
                                   Common     Preferred      Capital          Stock          Deficit
                                   ------     ---------      -------          -----         ---------

Balance - January 1, 1997         $   2,332   $      2     $ 822,475      $ (619,564)     $(1,515,446)

Net income for the year ended
  December 31, 1997                                                                            45,355

Cash dividends paid to preferred
  stockholders during 1997                                                                    (29,640)

Dividends accrued to preferred
  stockholders prior to redemption                                                             (6,175)

Redemption of preferred stock                       (2)     (246,998)                         (24,700)
                                   --------   --------      --------        --------        ---------

Balance - December 31, 1997      $    2,332   $      0      $575,477      $ (619,564)     $(1,530,606)
                                   ========   ========      ========      ==========      ===========



The accompanying notes are an integral part of these combined financial statements.

STEVENS-KNOX & ASSOCIATES, INC. AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS

1.    Description of Business
-----------------------------

Description of Business

Stevens-Knox & Associates, Inc. (SKA), a Subchapter S corporation, is primarily engaged in the administration and marketing of list rental profit centers. Stevens-Knox List Brokerage, Inc. (SKLB) and Stevens-Knox International, Inc.
(SKI), Subchapter C corporations, provide advice to direct marketers on which lists to utilize in their mailing programs, and are responsible for procuring and processing lists for use by direct marketers.

SKA was previously known as Computer Directions Group, Inc. ("CDG"). In 1992, certain entities of CDG were spun off and the remaining entities were renamed Stevens-Knox & Associates, Inc. In order to accomplish the spin off as a tax-free transaction the accumulated deficit of the spun off entities was retained by SKA.


2.    Summary of Significant Accounting Policies
------------------------------------------------

Combined Presentation

SKA and its affiliates, SKLB and SKI, are commonly owned and managed. The accompanying combined financial statements include the accounts of all three companies. All significant intercompany accounts and transactions have been eliminated in combination.

Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. Although cash balances are maintained in high quality financial institutions, the balances at times exceed insurable amounts.

Concentration of Credit Risk

The Company performs ongoing evaluations of its customers' financial condition and generally does not require collateral on accounts receivable. The Company maintains allowances for credit losses and such losses have been within management's expectations.

Revenue Recognition

Revenues are recognized as earned as list orders are fulfilled.

Fixed Assets

Fixed assets, comprised of computer equipment, furniture, fixtures, office equipment, and leasehold improvements, are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the respective assets ranging from three to seven years. Leasehold improvements are amortized over the shorter of their estimated lives or the term of the lease. The cost of betterments is capitalized, and repairs and maintenance are charged to operations in the periods incurred.

Long-lived Assets

The carrying value of assets is reviewed on a regular basis for the existence of facts or circumstances, both internally and externally, that suggest impairment. To date no such impairment has been indicated. Should there be an impairment in the future, the Company will determine the impairment based on a comparison of the recorded amounts to the expected future cash flows from the impaired assets. The cash flow estimates will contain management's best estimates, using appropriate and customary assumptions and projections at the time.

Income Taxes

Effective January 1, 1997, Stevens-Knox & Associates, Inc. (SKA) elected Subchapter S corporation status under the applicable provisions of the Internal Revenue code and New York State income tax law. The net income of SKA flows through to the stockholders' personal income tax returns. Accordingly, no provision for Federal and New York State income taxes has been made. SKA remains liable for New York City General Corporation tax. The income tax liability as of December 31, 1997 relates, primarily, to certain transactions that occurred prior to the Subchapter S corporation election.

SKA's affiliates file separate tax returns which provide for federal, state and city corporate income taxes at the rates in existence at the time in which incurred. No significant timing differences exist between taxable and reportable income.

Recent Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 establishes new accounting and reporting standards for derivative financial instruments and for hedging activities.

In June 1997, FASB issued SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued.

In June 1997, FASB issued SFAS No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for reporting and display of comprehensive income and its components in the financial statements. SFAS 130 is effective for years beginning after December 15, 1997.

In March 1998, the American Institute of Certified Public Accountants, (the "AICPA") issued SOP 98-1 which provides guidance on accounting for the costs of computer software developed or obtained for internal use. The pronouncement identifies the characteristics of internal use software and provides guidance on new cost recognition principles. SOP 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998.

The adoption of the above pronouncements is not expected to have a significant impact on the Company's consolidated results of operations, financial position or cash flow.

3.    Fixed Assets
------------------

The major classifications of fixed assets are summarized below:

                                                             1997
                                                             ----

      Computer hardware and software                      $113,196
      Office furniture and fixtures                        113,920
      Office machinery and equipment                        30,081
      Leasehold improvements                                42,100
                                                            ------
                                                           299,297
      Less, accumulated depreciation and amortization     (215,900)
                                                          --------
                                                          $ 83,397
                                                          ========



Depreciation and amortization expense for the year ended December 31, 1997 totaled approximately $58,900.


4.    Commitments and Contingencies
-----------------------------------

Stevens-Knox & Associates, Inc. (SKA) leases its Manhattan office facilities under a five-year lease which commenced in May 1993. An option that provides for an additional five years was exercised in April 1998.

SKA's affiliates, Stevens-Knox List Brokerage, Inc. (SKLB) and Stevens-Knox International, Inc. (SKI) have also entered into lease agreements. SKLB leases office facilities in Pennsylvania under a three-year lease that commenced in July 1996, with an option for an additional three-years. SKI leases office facilities in London under a nine-year lease that commenced in September 1996.

Rent expense for 1997 was $222,946. The remaining combined minimum rent obligations are:

                          1998     $ 228,000
                          1999       237,000
                          2000       246,000
                          2001       255,000
                          2002       249,000
                       Thereafter    122,000
                                     -------
                                   1,337,000
                                   =========

5.    Related Party Transactions
--------------------------------

Long-Term Debt:

                                                           December 31,
                                                              1997
                                                         --------------

     Loan payable to stockholder, which                   $     181,903
     bears interest at 11.75% and is
     payable in monthly installments of
     principle and interest over 30 years
     through 2022.

     Loan payable to stockholders, which                         20,000
     bears interest at 10% and is due on
     demand.

     Loans payable to stockholders, which                        20,986
     bears interest at 10% and is payable
     over 5 years through 1998.

     Notes payable to stockholders 401(k)
     plan accounts, which bear interest at
     12% and is payable in twelve quarterly                     277,875
     payments through 1998.
                                                         --------------

                                                                500,764

          Less: Current portion                                (324,245)
                                                         --------------

          Long-term portion                               $     176,519
                                                         ==============

Loans and Advances Receivable:

Loans receivable represent $25,000 to be received under a loan agreement with a stockholder. Advances of approximately $23,000 were also made to this stockholder during 1996. These amounts bear interest at 8.25% and are payable upon demand. All of the outstanding loans and advances were repaid during 1998.

6.    401(k) Plan
-----------------

Stevens-Knox & Associates, Inc. sponsors a contributory Profit Sharing Plan for eligible employees of SKA and SKLB. The Company makes a matching contribution in the amount of 5% of each employees' contribution. During 1997, the Company contributed approximately $4,000 to the Plan.


7.    Common Stock
------------------

The common stock reported on the balance sheet represents the combined totals of SKA, SKLB and SKI. SKA has 20,000 shares authorized, $1 par value, 2,331 shares issued. SKLB has 200 shares authorized, no par value, 100 shares issued. SKI has 1,000 shares authorized, $0.01 par value, 100 shares issued. The 1,499 shares of treasury stock are all shares of SKA.


8.    Subsequent Events
-----------------------

Effective January 1, 1999, pursuant to a stock purchase agreement all of the issued and outstanding capital stock (the "Shares") of Stevens-Knox and Associates, Inc., Stevens-Knox List Brokerage, Inc. and Stevens-Knox
International, Inc. (collectively "SKA") were acquired by Marketing Services Group, Inc. ("MSGI"). In consideration of the purchase of the Shares and other transactions contemplated in the agreement, MSGI paid the aggregate sum of $3,000,000. The agreement includes payments of additional consideration of up to $1,000,000 a year for each year beginning July 1st and ending June 30th for the years of 2000, 2001 and 2002.

                 STEVENS-KNOX & ASSOCIATES, INC. AND AFFILIATES

                             COMBINED BALANCE SHEET
                                   (unaudited)

As of  September 30,

ASSETS                                                             1998
                                                                   ----
Current assets:
  Cash and cash equivalents                                   $   241,750
  Accounts receivable, net of allowance for
      doubtful accounts of $309,582                            11,098,933
  Marketable securities                                           195,505
  Prepaid expenses and other current assets                        62,689
                                                                   ------

         Total current assets                                  11,598,877

Fixed assets, net                                                 106,325
Security deposits                                                  58,725
                                                                   ------

         Total assets                                         $11,763,927
                                                              ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                            $11,976,672
  Accrued expenses and other                                      576,228
  Current portion of long-term debt                               458,226
  Corporate income taxes payable                                  360,634
                                                                  -------

         Total current liabilities                             13,371,760

Long-term debt                                                  1,451,864
                                                                ---------

         Total liabilities                                     14,823,624

Commitments and contingencies (Note 3)

Stockholders' deficiency:
Common stock                                                        2,332
Additional paid-in-capital                                        575,477
Treasury stock - 1,912 shares at cost                          (2,054,193)
Accumulated deficit                                            (1,583,313)
                                                               ----------

         Total liabilities and stockholders' deficiency       $11,763,927
                                                              ===========


The accompanying notes are an integral part of these combined financial statements

                 STEVENS-KNOX & ASSOCIATES, INC. AND AFFILIATES

                        COMBINED STATEMENT OF OPERATIONS

For the nine months ended  September 30,

                                                                 1998
                                                                 ----

Revenues                                                     $25,562,508

Cost of sales                                                 21,315,770
                                                              ----------

       Gross profit                                            4,246,738
                                                               ---------

Operating Expenses
  Compensation and related costs                               2,791,234
  Advertising and promotion                                      592,983
  Occupancy costs                                                215,389
  Computer costs and expenses                                     78,036
  General and administrative                                     468,130
  Depreciation and amortization                                   41,419
                                                                  ------

       Total operating expenses                                4,187,191
                                                               ---------

Income before other income (expense)                              59,547

Other income (expense), net                                      (86,947)
                                                                 -------

Income before income taxes                                       (27,400)

Corporate income taxes                                            25,307
                                                                  ------

Net loss                                                       $ (52,707)
                                                                ========



The accompanying notes are and integral part of these combined financial statements.

                 STEVENS-KNOX & ASSOCIATES, INC. AND AFFILIATES

                        COMBINED STATEMENT OF CASH FLOWS
                                   (unaudited)

For the nine months ended September 30, 1998

                                                                     1998
                                                                     ----
Cash Flows from Operating Activities:
  Net loss                                                       $ (52,707)
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation and amortization                                 41,419
      Changes in operating assets and liabilities:
      Decrease (increase) in assets:
        Accounts receivable                                        150,325
        Prepaid expenses and advances                              (40,985)
        Security deposits                                            5,651
      Increase (decrease) in liabilities:
        Accounts payable                                           104,155
        Accrued expenses                                           (50,788)
        Corporate income taxes payable                             (19,434)
                                                                   -------

  Net cash provided by operating activities                        137,636
                                                                   -------

Cash Flows from Investing Activities:
  Decrease in marketable securities                                145,635
  Purchase of fixed assets                                         (64,347)
                                                                  --------

  Net cash provided by investing activities                         81,288
                                                                    ------

Cash Flows from Financing Activities:
  Related party loans and advances                                  47,820
  Reduction of long-term debt                                     (127,483)
  Bank loan received                                               150,000
  Note payable on common stock redemption                        1,386,809
  Common stock redemption                                       (1,434,629)
                                                                ----------

  Net cash provided by financing activities                         22,517
                                                                    ------

Net increase in cash                                               241,441

Cash - beginning of period                                             309
                                                                       ---

Cash - end of period                                           $   241,750
                                                               ===========

Supplementary disclosures of cash flow information:
 Cash paid during the period for interest                         $ 68,775
 Cash paid during the period for income taxes                     $ 19,015


The accompanying notes are an integral part of these combined financial statements.

                 STEVENS-KNOX & ASSOCIATES, INC. AND AFFILIATES

                   COMBINED STATEMENT OF STOCKHOLDERS' DEFECIT
                                   (unaudited)


For the nine months ended September 30, 1998



                                         Stock              Additional
                                         -----               Paid-in       Treasury      Accumulated
                                   Common     Preferred      Capital        Stock          Deficit
                                   ------     ---------      -------        -----         ---------

Balance - January 1, 1998        $  2,332      $      0      $ 575,477     $  (619,564)   $(1,530,606)

Net loss for the nine months
  ended September 30, 1998                                                                    (52,707)

Redemption of common stock                                                  (1,434,629)
                                 --------      --------       --------      ----------     ----------

Balance - September 30, 1998     $  2,332      $      0      $ 575,477     $(2,054,193)   $(1,583,313)
                                 ========      ========      =========     ===========    ===========



The accompanying notes are an integral part of these combined financial statements.

STEVENS-KNOX & ASSOCIATES, INC. AND AFFILIATES
NOTES TO COMBINES FINANCIAL STATEMENTS (Unaudited)


1.    Basis of Presentation
---------------------------

The accompanying unaudited Interim Condensed Combined Financial Statements include the accounts of Stevens-Knox & Associates, Inc. (SKA), a Subchapter S corporation, Stevens-Knox List Brokerage, Inc. (SKLB) and Stevens-Knox International, Inc. (SKI), Subchapter C corporations. SKA and its affiliates, SKLB and SKI, are commonly owned and managed. The accompanying combined financial statements include the accounts of all three companies. All significant intercompany accounts and transactions have been eliminated in combination. These condensed combined financial statements should be read in conjunction with the Company's annual combined financial statements for the fiscal year ended December 31, 1997 and the related notes included therein. In the opinion of management, the accompanying unaudited condensed combined financial statements include all adjustments, consisting of only normal recurring accruals, necessary to present fairly the condensed combined financial position, results of operations and cash flows of the Company. Certain information and footnote disclosure normally included in financial statements prepared in conformity with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulations. Operating results for the nine month period ended September 30, 1998 is not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 1998.

2.    Common Stock Buyback
--------------------------

In September 1998, pursuant to the Amended and Restated Shareholders' Agreement dated May 7, 1996, 333, 40 and 40 shares of common stock were repurchased by SKA, SKLB and SKI, respectively. The shares were repurchased for a total of $1,434,629. Promissory notes in the amount of 1,386,809 were issued which are payable monthly over ten years and bear interest at 5.59% per annum. Total monthly payments under the promissory notes are $11,557 plus interest.

3.    Subsequent Events
-----------------------

Effective January 1, 1999, pursuant to a stock purchase agreement all of the issued and outstanding capital stock (the "Shares") of Stevens-Knox and Associates, Inc., Stevens-Knox List Brokerage, Inc. and Stevens-Knox
International, Inc. (collectively "SKA") were acquired by Marketing Services Group, Inc. ("MSGI"). In consideration of the purchase of the Shares and other transactions contemplated in the agreement, MSGI paid the aggregate sum of $3,000,000. The agreement includes payments of additional consideration of up to $1,000,000 a year for each year beginning July 1st and ending June 30th for the years of 2000, 2001 and 2002.

                         MARKETING SERVICES GROUP, INC.,
    STEVENS-KNOX AND ASSOCIATES, INC., STEVENS-KNOX LSIT BROKERAGE, INC., AND
                        STEVENS-KNOX INTERNATIONAL, INC.



                    UNAUDITED PRO FORMA FINANCIAL INFORMATION


The unaudited pro forma combined condensed balance sheet as of September 30, 1998 is presented as if the acquisition of Stevens-Knox and Associates, Inc.,
Stevens-Knox List Brokerage, Inc., and Stevens-Knox International, Inc., (collectively "SK&A") had occurred on September 30, 1998. The unaudited pro forma combined condensed statement of operations are presented as if the SK&A acquisition occurred on July 1 of each period presented. They also include the unaudited historical statement of operations of Media Marketplace, Inc. and Media Marketplace Media Division, Inc. (collectively "MMI") for the five months ended November 30, 1997. MMI was acquired by the Company effective December 1, 1997. The acquisition of MMI was accounted for using the purchase method of accounting and, accordingly, the operating results of MMI were included in the consolidated results of operations of MSGI from the date of acquisition. Pro forma adjustments for each such pro forma financial statements are described in the accompanying notes.

The unaudited pro forma combined financial statements should be read in conjunction with the respective historical consolidated financial statements and related notes of MSGI which have been previously filed with the Commission and the historical financial statements and related notes of SK&A included elsewhere in this Current Report on Form 8-K/A.

The following unaudited pro forma condensed combined financial information is not necessarily indicative of the actual results of operations that would have been reported if the events described above had occurred as of the beginning of the periods described above, nor does such information purport to indicate the results of the Company's future operations. In the opinion of management, all adjustments necessary to present fairly such pro forma financial information have been made.

PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 1998
(Unaudited)


                                                    Historical
                                      ---------------------------------------
                                                         Stevens-Knox and
                                                        Associates, Stevens-
                                       Marketing        Knox List Brokerage,                 Pro forma
                                       Services           and Stevens-Knox         ---------------------------
                                      Group, Inc.          International           Adjustments        Combined
                                      -----------          -------------           -----------        --------
Assets
Current assets:
  Cash and cash equivalents           $ 5,422,809              $ 437,255                            $ 5,860,064
  Accounts receivable, net             15,711,730             11,098,933                             26,810,663
  Other current assets                    824,720                 62,689                                887,409
                                          -------                 ------                                -------
   Total current assets                21,959,259             11,598,877                             33,558,136

Property and equipment at cost, net     1,660,233                106,325                              1,766,558
Intangible assets at cost, net         24,479,739                      -            6,307,599 (A)    30,787,338
Other assets                              842,111                 58,725                                900,836
                                          -------                 ------                                -------

   Total assets                       $48,941,342           $ 11,763,927                            $67,012,868
                                       ==========             ==========                            ===========

Liabilities and Stockholders' Equity
Current liabilities:
  Short-term borrowings               $ 1,660,867             $        -            3,633,205 (B)     5,294,072
  Trade accounts payable               12,576,591             11,976,672                             24,553,263
  Accrued expenses and other
    current liabilities                 1,367,338                936,862                              2,304,200
  Current portion of long-term
    obligations                         2,069,116                458,226             (385,303)(C)     2,142,039
                                        ---------                -------                              ---------

   Total current liabilities           17,673,912             13,371,760                             34,293,574

Long-term obligations                      79,008              1,451,864                              1,530,872
Other liabilities                          28,334                      -                                 28,334
                                           ------                 ------                                 ------
   Total liabilities                   17,781,254             14,823,624                             35,852,780
                                       ----------             ----------                             ----------

Redeemable convertible preferred stock,
     $.01 par value; 150,000 shares
     authorized; 50,000 shares of
     Series D convertible preferred
     stock issued and outstanding      14,654,027                      -                             14,654,027
                                       ----------                -------                             ----------

Stockholders' equity:
  Common Stock                            131,033                  2,332               (2,332)(A)       131,033
  Additional paid-in capital           29,338,732                575,477             (575,477)(A)    29,338,732
  Accumulated deficit                 (12,780,085)            (1,583,331)           1,583,331 (A)   (12,780,085)
  Less: common stock in treasury,
    at cost                              (183,619)            (2,054,193)           2,054,193 (A)      (183,619)
                                         --------             ----------                               --------

   Total stockholders' equity          16,506,061             (3,059,715)                            16,506,061
                                       ----------             ----------                             ----------
   Total liabilities and
     stockholders' equity            $ 48,941,342           $ 11,763,909                           $ 67,012,868
                                     ============           ============                           ============


See accompanying notes to unaudited pro forma combined condensed financial statements.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998
(Unaudited)



                                                    Historical
                                      ---------------------------------------
                                                         Stevens-Knox and
                                                        Associates, Stevens-
                                       Marketing        Knox List Brokerage,                  Pro forma
                                       Services           and Stevens-Knox          ---------------------------
                                      Group, Inc.          International           Adjustments        Combined
                                      -----------          -------------           -----------        --------
Revenues                              $17,152,928             $9,083,709                             26,236,637
                                      -----------             ----------                             ----------

Salaries and benefits                   6,286,822              1,036,167           $ (36,465)(D)      7,286,524
Direct costs                            9,514,162              7,549,673                             17,063,835
Selling, general and administrative     1,335,625                408,893             (90,000)(I)      1,654,518
Depreciation and amortization             455,298                 16,177              52,563 (E)        524,038
                                          -------                 ------                                -------

Total operating costs and expenses     17,591,907              9,010,910                             26,528,915
                                       ----------              ---------                             ----------

Income (loss) from operations            (438,979)                72,799                               (292,278)

Other income (expense)                    (30,727)               (19,235)            (56,381)(F)       (106,343)
                                          -------                -------                               --------

Income (loss) before income taxes        (469,706)                53,564                               (398,621)

Income tax (provision) benefit            (27,305)                (8,436)                               (35,741)
                                          -------                 ------                                -------

Net income (loss)                     $  (497,011)            $   45,128                            $  (434,362)
                                      ============            ==========                            ============

Net income (loss) attributable to
   common stockholders                 $ (783,737)                                                   $ (721,088)
                                       ===========                                                   ===========

Net loss per common share -
   basic and diluted                   $  (0.06)                                                      $  (0.06)
                                       =========                                                      =========

Weighted average common shares
   outstanding                         13,090,141                                                    13,090,141
                                       ==========                                                    ==========




See accompanying notes to unaudited pro forma financial statements.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE FISCAL YEAR ENDED JUNE 30, 1998
(Unaudited)


                                                             Historical
                                      --------------------------------------------------------
                                                                            Stevens-Knox and
                                                                           Associates, Stevens-
                                       Marketing       Media Market-       Knox List Brokerage,                 Pro forma
                                       Services       Place, Inc. and        and Stevens-Knox         ---------------------------
                                      Group, Inc.      Media Divison          International           Adjustments        Combined
                                      -----------      -------------          -------------           ---------------------------
Revenues                             $51,174,063         $13,782,459            $33,585,281                            $98,541,803
                                     -----------         -----------            -----------                            -----------

Salaries and benefits                 19,255,348             818,063              3,537,607           (81,512)(D)       23,529,506
Direct costs                         26,771,6111           2,148,472             27,968,561                             66,888,644
Selling, general and
  administrative                       4,240,805             735,620              1,866,629                              6,843,054
Depreciation and
  amortization                         1,486,106              42,664                 54,704           283,171 (E)        1,866,645
                                       ---------              ------                 ------                              ---------


Total operating costs
  and expenses                        51,753,870          13,744,819             33,427,501                             99,127,849
                                      ----------          ----------             ----------                             ----------

Income (loss) from
  operations                           (579,807)              37,640                157,780                               (586,046)

Other income (expense)                 (185,967)              43,382                (33,511)         (235,250)(F)         (411,346)
                                       --------               ------                -------                               --------

Income (loss) before
  income taxes                         (765,774)              81,022                124,269                               (997,392)

Income tax provision                    (14,704)                   -                (37,095)                               (51,799)
                                        -------              -------                 -------                                -------

Net income (loss)                   $  (780,478)          $   81,022             $   87,174                           $ (1,049,191)
                                    ===========           ==========             ==========                           ============


Net loss attributable to
  common stockholders               $(4,724,480)                                                   (3,432,252)(G)      $(1,560,941)
                                    ============                                                                       ============

Basic and diluted loss
  per share                          $  (0.37)                                                                          $  (0.12)
                                     ========                                                                            ========

Weighted average common
  shares outstanding                 12,892,323                                                       111,111 (H)       13,003,434
                                     ==========                                                                         ==========




See accompanying notes to unaudited pro forma financial statements.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


(A) The cost of the acquisition was estimated to be allocated to the assets acquired and liabilities assumed, based on their estimated fair value, as follows:
                Working Deficit             $(1,763,730)
                Property and equipment          106,325
                Non-current liabilities      (1,451,864)
                Intangible Assets             6,363,686
                                              ---------
                                            $ 3,254,417
                                            ===========
     The Company is in the process of further determining the allocation of the purchase price.

(B)  Represents amounts borrowed for acquisition payments.

(C)  Represents liabilities paid at the closing of the acquisition.

(D) Reflects reductions in SK&A officers' salaries to consider post acquisition contractual amounts payable

(E) Amortization of goodwill acquired in the SK&A acquisition of $6,363,686 amortized over thirty years. The year ended June 30, 1998 also includes $72,918 of amortization of intangibles acquired in the MMI transaction for the five months ended November 30, 1997.

(F)  Reflects interest expense on the amount borrowed for the SK&A acquisition.

(G) Net loss attributable to common stockholders has been adjusted to reflect recurring preferred dividends which are being incurred on MSGI's $15,000,000 financing transaction with General Electric Capital Corporation as described more fully in the Company's Report on Form 10-KSB for the fiscal year ended June 30, 1998. The preferred dividends are cumulative and accrue at the rate of 6% per annum. Preferred dividends are also being recognized for periodic accretions of a discount to reflect an allocation of $1,362,000 of the proceeds to the estimated value of potentially issuable warrants. A preferred dividend of $3,214,400 to reflect a non-cash beneficial conversion feature in the financing transaction was included in the historical MSGI financial statements for the fiscal year ended June 30, 1997. It has been excluded in the accompanying pro forma condensed combined statements of operations as it is non-recurring.

(H) Weighted average shares have been adjusted to reflect 222,222 shares of MSGI's common stock issued in conjunction with the acquisition of MMI.

(I) Represents legal costs incurred in connection with the buy back of SKA, SKLB, and SKI shares of common stock.